Exhibit 21.1

SUBSIDIARIES OF VINCE HOLDING CORP.

Effective after giving effect to the IPO Restructuring Transactions

Subsidiary	State of Incorporation or Organization
Vince Intermediate Holding, LLC	Delaware
Vince, LLC	Delaware